EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated September 15, 1999, including in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 2-71781, 2-90852, 33-2555, 33-11449, 33-26930, 33- 37310, 33-53180, 33-59096,
33-64965, 33-64961, 33-64967, 333-47151, 333-68579) and previously filed
Registration Statements on Form S-3 (File Nos. 33-64980, 333-47105, 333-47109, 333-47111).


ARTHUR ANDERSEN LLP




SAN JUAN, PUERTO RICO
SEPTEMBER 15, 1999